CSFB04-AR04_PRELIM - Price/Yield - I-A-1

Balance	[Contact Desk]	Delay	24	Formula	See Below*	WAC(1)	4	WAM(1)	357
Coupon*	4.071	Dated	4/1/04	NET(1)	4.071	WALA(1)	2
Settle	4/30/04	First Payment	5/25/04

* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 33, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.0033]%
RUN TO EARLIEST OF BALLOON IN MONTH 33 AND 10% CALL
						(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)
Price	15CPR-Call(Y)	20CPR-Call(Y)	22CPR-Call(Y)	25CPR-Call(Y)	27CPR-Call(Y)	30CPR-Call(Y)	35CPR-Call(Y)	40CPR-Call(Y)	45CPR-Call(Y)	50CPR-Call(Y)

101-27+	3.0386	2.9587	2.9241	2.8692	2.8306	2.7695	2.6581	2.5326	2.3918	2.2307
101-28	3.0311	2.9506	2.9158	2.8605	2.8216	2.7601	2.6478	2.5215	2.3796	2.2174
101-28+	3.0236	2.9425	2.9074	2.8518	2.8126	2.7506	2.6375	2.5103	2.3674	2.2040
101-29	3.0161	2.9345	2.8991	2.8431	2.8036	2.7412	2.6273	2.4991	2.3552	2.1907
101-29+	3.0087	2.9264	2.8908	2.8343	2.7946	2.7317	2.6170	2.4880	2.3431	2.1773
101-30	3.0012	2.9183	2.8825	2.8256	2.7856	2.7223	2.6068	2.4768	2.3309	2.1640
101-30+	2.9937	2.9103	2.8742	2.8169	2.7766	2.7128	2.5965	2.4656	2.3187	2.1507
101-31	2.9862	2.9022	2.8658	2.8082	2.7676	2.7034	2.5863	2.4545	2.3066	2.1374
101-31+	2.9788	2.8942	2.8575	2.7995	2.7586	2.6940	2.5760	2.4433	2.2944	2.1240
102-00	2.9713	2.8861	2.8492	2.7908	2.7496	2.6845	2.5658	2.4322	2.2822	2.1107
102-00+	2.9638	2.8780	2.8409	2.7821	2.7406	2.6751	2.5555	2.4210	2.2701	2.0974
102-01	2.9563	2.8700	2.8326	2.7734	2.7316	2.6657	2.5453	2.4099	2.2579	2.0841
102-01+	2.9489	2.8619	2.8243	2.7646	2.7227	2.6562	2.5351	2.3988	2.2458	2.0708
102-02	2.9414	2.8539	2.8160	2.7559	2.7137	2.6468	2.5248	2.3876	2.2336	2.0575
102-02+	2.9339	2.8458	2.8077	2.7472	2.7047	2.6374	2.5146	2.3765	2.2215	2.0442
102-03	2.9265	2.8378	2.7994	2.7385	2.6957	2.6280	2.5044	2.3654	2.2093	2.0309
102-03+	2.9190	2.8297	2.7911	2.7299	2.6867	2.6185	2.4942	2.3542	2.1972	2.0176

Spread @ Center Price**	98.40	98.60	98.60	98.10	97.50	96.10	92.30	86.60	78.90	68.70
WAL	2.17	2.01	1.94	1.85	1.79	1.70	1.56	1.43	1.30	1.19
Principal Window	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07	May04-Jan07
Principal # Months	33	33	33	33	33	33	33	33	33	33

LIBOR-6MO	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160
LIBOR-1YR	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330
CMT-1YR	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213

** Spread to SWAP Curve:

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.110	1.160	1.330	1.618	1.905	2.434	2.875	3.235

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely
on the information contained in or filed in connection with the prospectus / prospectus supplement.							PRELIMINARY - SUBJECT TO CHANGE